Exhibit 21
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                           MAXCOR FINANCIAL GROUP INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                              JURISDICTION
        SUBSIDIARY                                           OF INCORPORATION
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Active
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EURO BROKERS INVESTMENT CORPORATION                             DELAWARE

EURO BROKERS HOLDINGS, INC.                                     NEW YORK

EURO BROKERS INC.                                               NEW YORK

MAXCOR FINANCIAL  INC.                                          NEW YORK

MAXCOR FINANCIAL ASSET MANAGEMENT INC.                          DELAWARE

MAXCOR FINANCIAL SERVICES INC.                                  DELAWARE

MAXCOR INFORMATION INC.                                         DELAWARE

TRADESOFT TECHNOLOGIES, INC.                                    DELAWARE

E-B FUNDING CORPORATION                                         DELAWARE

EURO BROKERS TECHNOLOGY INC.                                    DELAWARE

EURO BROKERS HOLDINGS LTD.                                      ENGLAND

EURO BROKERS LTD.                                               ENGLAND

EURO BROKERS SERVICES LTD.                                      ENGLAND

EURO BROKERS MEXICO, S.A. de C.V.                               MEXICO

EURO BROKERS (SWITZERLAND) S.A.                                 SWITZERLAND

Inactive
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EURO BROKERS FINANCIAL SERVICES LTD.                            ENGLAND

EURO BROKERS TOKYO INC.                                         DELAWARE

EURO BROKERS CANADA, LTD.                                       CANADA

MAXCOR MORTGAGE CORPORATION                                     DELAWARE